EXHIBIT 99.8
                                  ------------

                   AMENDMENT NO. 3 TO NOTE PURCHASE AGREEMENT
                   ------------------------------------------


      This AMENDMENT NO. 3 is made as of the 11th day of July, 2002 (the "Amendment") by and between Kevin Kimberlin Partners, L.P., a Delaware limited partnership ("KKP"), The Immune Response Corporation, a Delaware corporation ("Seller"), Oshkim Limited Partnership ("Oshkim") and The Kimberlin Family 1998 Irrevocable Trust (the "Trust");

      WHEREAS, Seller, KKP and Oshkim entered into that certain Note Purchase Agreement dated as of November 9, 2001, as amended by Amendment No. 1 to Note Purchase Agreement dated as of February 14, 2002 and as further amended by Amendment No. 2 to Note Purchase Agreement dated as of May 3, 2002 (the "Agreement");

      WHEREAS, the Seller proposes to issue and sell Additional Securities to the Trust and the Trust wishes to purchase Additional Securities from Seller.

      WHEREAS, the parties desire to amend the Agreement to add the Trust and any affiliates of KKP, Oshkim and/or the Trust as parties and in certain other respects as set forth below.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties hereby amend the Agreement and agree as follows:

      1. Effective as of the date of this Amendment, the Agreement is hereby amended as follows:

            a. The Trust and any affiliates of KKP, Oshkim and/or the Trust shall be parties to the Agreement.

            b. All references in the Agreement to "Buyer" for all purposes related to Additional Securities shall be deemed to refer to the Trust and any affiliates of KKP, Oshkim and/or the Trust.

            c. Section 9 is hereby amended to add subsections (v) and (vi) which shall read in their entirety as follows:

                  "(v) if Seller shall default in the payment of principal on any indebtedness (to any party other than Buyer) in excess of $200,000 beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created,"

      2. Except as specifically provided herein, the Agreement, as originally executed by the parties thereto and as amended hereby, shall remain in full force and effect.

      3. Any defined terms not defined herein shall have the respective meanings set forth in the Agreement.

      4. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      5. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such jurisdiction.


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      IN WITNESS WHEREOF,  the parties hereto have executed this Amendment as of the date first above written.

                                    KEVIN KIMBERLIN PARTNERS, L.P.


                                    By:_________________________________
                                          Name:_________________________
                                          Title:________________________

                                    OSHKIM LIMITED PARTNERSHIP


                                    By:_________________________________
                                          Name:_________________________
                                          Title:________________________

                                    THE KIMBERLIN FAMILY 1998 IRREVOCABLE
                                      TRUST


                                    By:_________________________________
                                          Name:_________________________
                                          Title:________________________


                                    THE IMMUNE RESPONSE CORPORATION


                                     By:_________________________________
                                          Name:_________________________
                                          Title:________________________



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